COACHMEN INDUSTRIES, INC.
2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46514 • 574/266-2500 • Fax 574/266-2559

NEWS RELEASE

For immediate release July 29, 2009

COACHMEN INDUSTRIES, INC. ANNOUNCES IMPROVED SECOND QUARTER, PROFITABLE JUNE
Elkhart, IN - Coachmen Industries, Inc. (OTC:COHM.PK) today announced its financial results for the second quarter ended June 30, 2009.

“Overall, sales are less than one half what they were in 2008 as we continue to remain mired in the worst housing market in the last hundred years,” commented Richard M. Lavers, President and Chief Executive Officer.  “However, our business is beginning to show significant improvement.  We have shaved our losses to one third of what they were in the first quarter.  We have experienced 3 months of modest but sequential revenue improvement, and both segments of our business posted modest profits in June.  This is directly attributable to success in obtaining major project business, increased bus sales, and the steps taken to reduce our operating costs.  We posted a positive gross profit and slashed GS & A. We were essentially cash-neutral from operating activities in the second quarter.  Tail liabilities from the sale of the RV business last December continue to decline and appear to be on track with projections.  We are now heading in the right direction despite general economic conditions.”

Net sales from continuing operations for the second quarter were $17.7 million, compared to $11.3 million for the first quarter of 2009. Gross profits for the quarter were $853,000 or 4.8% of revenue, as compared to a loss of ($2.1) million or (18.4%) of revenue in the first quarter of 2009. The Company reported a net loss from continuing operations of ($2.8) million, or ($0.18) per share, versus a net loss from continuing operations of ($6.1) million, or ($0.39) per share in the first quarter of 2009. Net loss, including discontinued operations, was ($3.2) million, or ($0.21) per share in the second quarter of 2009, versus a net loss of ($6.4) million, or ($0.41) per share in the first quarter of 2009.

Housing Group

“The Housing Group's core business of single family homes continues to suffer from abysmal conditions in the nationwide housing market.  However, we have been successful at receiving contracts for several major projects, which are reflected in our improved quarterly results,” commented Housing Group President Rick Bedell. “Several additional major project opportunities are close to closing which could temper any continued slump in the single family housing market. Bonding continues to be an issue, not just for us, but for the entire industry.”

Coachmen Industries, Inc. Announces Improved Second Quarter Results

July 29, 2009

Specialty Vehicle Group

“Sales of the Spirit of Mobility buses produced for our joint venture ARBOC Mobility are relatively modest, but each month we are continuing to increase the number of orders and shipments.  The bankruptcy of General Motors has had a temporary impact on availability of vehicle chassis and consequently our ability to build and ship units, but that situation has resolved itself.  We anticipate regular availability of chassis beginning in August.  Accordingly, this segment of our business should be a profit contributor rather than a cash drain for the remainder of this year and beyond.  This is particularly true given the increased government funding available through federal stimulus packages,” stated Lavers. “We will provide more details in an update to our shareholders that we will post later this week.”

Coachmen Industries, Inc. is one of America's premier systems-built construction companies under the ALL AMERICAN BUILDING SYSTEMS®, ALL AMERICAN HOMES® and MOD-U-KRAF® brands, as well as a manufacturer of specialty vehicles. Coachmen Industries, Inc. is a publicly held company with stock quoted and traded on the over-the-counter markets under the ticker COHM.PK.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, liquidity, the ability of the Company to bond major government contracts, availability of working capital, availability of credit to the Company and its customers, the depth and duration of the recession, the ability to produce buses to meet demand, the potential fluctuations in the Company's operating results, price volatility of raw materials used in production, the availability and cost of real estate for residential housing, the supply of existing homes within the company's markets, government regulations, dependence on significant customers within certain product types, consolidation of distribution channels, consumer confidence, uncertainties of matters in litigation, and other risks identified in the Company's SEC filings.

For financial information:
Colleen A. Zuhl
Chief Financial Officer
574-266-2500

For investor  information:
James T. Holden
Corporate Secretary and Assistant General Counsel
574-266-2500

Coachmen Industries, Inc. Announces Improved Second Quarter Results

July 29, 2009

Coachmen Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$17,734	$38,332	$29,015	$69,172

Gross profit - $	853	6,967	(1,223)	12,491
Gross profit - %	4.8%	18.2%	(4.2)%	18.1%

GS&A - $	3,531	4,016	7,757	8,292
GS&A - %	19.9%	10.5%	26.7%	12.0%

Gain on sale of assets, net - $	(15)	(31)	(14)	(56)
Gain on sale of assets, net - %	(0.1)%	(0.1)%	(0.0)%	(0.1)%

Operating income (loss) - $	(2,663)	2,982	(8,966)	4,255
Operating income (loss) - %	(15.0)%	7.8%	(30.9)%	6.2%

Other (income) expense	223	38	40	58

Pre-tax income (loss) from continuing operations - $	(2,886)	2,944	(9,006)	4,197
Pre-tax income (loss) from continuing operations - %	(16.3)%	7.7%	(31.0)%	6.1%

Tax expense (credit)	(53)	-	(53)	-

Net income (loss) from continuing operations	(2,833)	2,944	(8,953)	4,197

Discontinued operations:
Loss from discontinued RV operations (net of taxes)	(440)	(5,915)	(729)	(6,024)
Income on sale of discontinued RV assets (net of taxes)	25	8	25	191
Income from legal settlement (net of taxes of $188)	-	-	14,722	-
Income (loss) from discontinued operations	(415)	(5,907)	14,018	(5,833)

Net income (loss)	(3,248)	(2,963)	5,065	(1,636)

Income (loss) per share - Basic & Diluted
Continuing operations	(0.18)	0.19	(0.56)	0.27
Discontinued operations	(0.03)	(0.37)	0.88	(0.37)
Net income (loss) per share - Basic & Diluted	$(0.21)	$(0.18)	$0.32	$(0.10)

Weighted average shares outstanding:
Basic	15,819	15,774	15,883	15,762
Diluted	15,819	15,774	15,883	15,762

Coachmen Industries, Inc. Announces Improved Second Quarter Results

July 29, 2009

 Coachmen Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2009	2008
Assets	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$3,684	$15,745
Accounts receivable	8,503	1,837
Inventories	19,503	19,910
Prepaid expenses and other current assets	15,796	15,128
Total current assets	47,486	52,620

Property, plant and equipment, net	29,513	30,922
Other	20,709	23,862
TOTAL ASSETS	$97,708	$107,404

Liabilities and Shareholders' Equity
CURRENT LIABILITIES
Short-term borrowings & current portion of LT debt	$977	$819
Accounts payable, trade	9,642	11,414
Accrued expenses and other liabilities	20,926	32,597
Floorplan notes payable	-	3,096
Total current liabilities	31,545	47,926

Long-term debt	3,822	2,190
Other long-term liabilities	4,325	4,599
Total liabilities	39,692	54,715

Total shareholders' equity	58,016	52,689

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$97,708	$107,404

Condensed Consolidated Statements of Cash Flows
(Unaudited)  (in thousands)

	Six Months Ended June 30,
	2009	2008

Net income (loss)	$5,065	$(1,636)
Depreciation	1,325	2,688
Changes in current assets and liabilities	(22,740)	(19,654)
Net cash used in operating activities	(16,350)	(18,602)

Net cash provided by (used in) investing activities	4,180	(2,270)

Net borrowings	146	21,525
Issuance (purchase) of stock	(37)	77
Net cash provided by financing activities	109	21,602

Increase (decrease) in cash and cash equivalents	(12,061)	730

Beginning of period cash and cash equivalents	15,745	1,549

End of period cash and cash equivalents	$3,684	$2,279

Coachmen Industries, Inc. Announces Improved Second Quarter Results

July 29, 2009

Coachmen Industries, Inc. and Subsidiaries
Segment Data – Continuing Operations
(in thousands)
 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales
Specialty Vehicles	$2,867	$406	$3,939	$406
Housing	14,867	37,926	25,076	68,766
Other	-	-	-	-

Consolidated total	$17,734	$38,332	$29,015	$69,172

Gross profit
Specialty Vehicles	$(162)	$(160)	$(595)	$(306)
Housing	1,021	7,127	(613)	12,798
Other	(6)	-	(15)	(1)

Consolidated total	$853	$6,967	$(1,223)	$12,491

Operating expenses
Specialty Vehicles	$288	$-	$573	$-
Housing	3,198	4,027	6,044	8,317
Other	30	(42)	1,126	(81)

Consolidated total	$3,516	$3,985	$7,743	$8,236

Operating income (loss)
Specialty Vehicles	$(450)	$(160)	$(1,168)	$(306)
Housing	(2,177)	3,100	(6,656)	4,481
Other	(36)	42	(1,142)	80

Consolidated total	$(2,663)	$2,982	$(8,966)	$4,255

Pre-tax income (loss) from continuing operations
Specialty Vehicles	$(435)	$(160)	$(1,169)	$(306)
Housing	(2,212)	3,051	(6,716)	4,409
Other	(239)	53	(1,121)	94

Consolidated total	$(2,886)	$2,944	$(9,006)	$4,197

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